SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 20, 2006

Date of Report (date of earliest event reported):

Better Biodiesel, Inc.

(Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	I.D. Number)

7435 East Peakview Avenue

Englewood, CO 80111

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 740-5455

Mountain States Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 20, 2006, the Registrant extended the closing of its Exchange Agreement with Domestic Energy Partners, LLC, a Utah limited liability company to October 10, 2006.

Item 5.03    Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On September 20, 2006 in anticipation of the closing of its previously announced Exchange Agreement with Domestic Energy Partners, LLC, the shareholders of the Registrant at a Shareholders’ Meeting approved amendments to the Registrant’s Articles of Incorporation to change the Registrant’s name to Better Biodiesel, Inc. and to reverse split its shares of common stock on the basis of one share for each two shares issued and outstanding with all fractional shares rounded up to the nearest whole share. The foregoing amendments were effective September 21, 2006.

Item 9.01                                             Financial Statements and Exhibits

(a)	Financial statements:

None required

(d)	Exhibits

None required

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 21, 2006

MOUNTAIN STATES HOLDINGS, INC.

By:	/s/ Mark E. Massa
Mark E. Massa
Chief Executive Officer